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                                 SCHEDULE 13D

CUSIP No. 817439102

                                   EXHIBIT 5

                            JOINT FILING AGREEMENT

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  March 28, 2001

                              CITRIX SYSTEMS, INC.


                              By:  /s/ JOHN P. CUNNINGHAM
                              ---------------------------
                              Name:  John P. Cunningham
                              Title: Chief Financial Officer, Treasurer, Senior
                                     Vice President, Finance and Administration,
                                     and Assistant Secretary


                              SOUNDGARDEN ACQUISITION CORP.


                              By:  /s/ JOHN P. CUNNINGHAM
                              ---------------------------
                              Name:  John P. Cunningham
                              Title: President and Chief Executive Officer